UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2011

Big Clix Corp.

(Exact name of registrant as specified in its charter)

Florida	333-168403	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12D School Street, Fairfax, CA	94930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	415-259-0725

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

On February 5, 2011, Big Clix, Corp., (the “Company”) has retained ZS Consulting Group, LLP as an independent registered public accounting firm for the Company’s financial statements going forward.

During our most recent fiscal year and the subsequent interim period prior to retaining ZS Consulting Group, LLP (1) neither we nor anyone on our behalf consulted ZS Consulting Group, LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) ZS Consulting Group, LLP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Clix Corp.

Date: February 8, 2011	By: /s/ Patrick Yore Patrick Yore, President